UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

Expedia, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

Vote by Internet
• Go to www.investorvote.com/EXPE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Expedia, Inc. Annual Stockholder Meeting to be Held on June 18, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Company’s 2013 Proxy Statement (including all attachments thereto); the Company’s Annual Report for the year ended December 31, 2012 (which is not deemed to be part of the official proxy soliciting materials); and any amendments to the foregoing materials that are required to be furnished to stockholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/EXPE.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 3, 2013 to facilitate timely delivery.

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Expedia, Inc.’s 2013 Annual Meeting of Stockholders will be held on Tuesday, June 18, 2013, at 8:00 a.m. local time, at 8800 West Sunset Boulevard, West Hollywood, California 90069

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	To elect ten directors: 01 - A. George “Skip” Battle*; 02 - Pamela L. Coe; 03 - Barry Diller; 04 - Jonathan L. Dolgen; 05 - Craig A. Jacobson*; 06 - Victor A. Kaufman; 07 - Peter M. Kern*; 08 - Dara Khosrowshahi; 09 - John C. Malone; and 10 - José A. Tazón

2.	To approve the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, including an amendment to increase the number of shares of Expedia common stock authorized for issuance thereunder by 6,000,000;

3.	To approve the Expedia, Inc. 2013 Employee Stock Purchase Plan and the Expedia, Inc. 2013 International Employee Stock Purchase Plan;

4.	To ratify of the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for 2013; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

*To be voted upon by the holders of Expedia, Inc.’s Common Stock voting as a separate class. All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors).

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the Expedia, Inc. 2013 Annual Meeting of

Stockholders are available at the Investors section of our

corporate website at www.expediainc.com.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/EXPE. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send email to investorvote@computershare.com with “Proxy Materials Expedia, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 3, 2013.

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